Exhibit 23(b)



       INDEPENDENT AUDITORS' CONSENT




       We consent to the use in this Amendment No. 1 to Registration
       Statement No. 33-52269 of our report dated November 16, 1993 (relating to the consolidated financial statements of Annapolis Bancorp, Inc. and Subsidiary) appearing in the Proxy Statement/Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

     DELOITTE & TOUCHE

       Washington, D.C.
       March 18, 1994